Exhibit 10.10a

                               SECOND AMENDMENT TO
                     THE PINNACLE WEST CAPITAL CORPORATION,
                         ARIZONA PUBLIC SERVICE COMPANY
                           SUNCOR DEVELOPMENT COMPANY
                        AND EL DORADO INVESTMENT COMPANY
                           DEFERRED COMPENSATION PLAN

     Effective January 1, 1992, Pinnacle West Capital Corporation (the "Company"), Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company adopted the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan (the "Plan"). The Plan was thereafter amended several times and was amended and restated in its entirety on December 1, 1995, and thereafter amended September 15, 1999.

     By this instrument, the Company intends to amend the Plan to clarify the definition of "Change in Control."

     1. This Amendment shall amend only those sections of the Plan as set forth herein and those sections not expressly amended hereby shall remain in full force and effect.

     2. Sections 11.3(a) of the Plan is hereby amended to read as follows:

          (a) CHANGE IN CONTROL. A "Change in Control" shall mean one (1) or more of the following events:

               (1) Any Person, other than an Affiliate, through a transaction or series of transactions, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or APS, as the case may be;

               (2) A merger or consolidation of (i) the Company with any other corporation which would result in the voting securities of the Company outstanding immediately prior to such merger or consoli-
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          dation continuing to represent (either by remaining  outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) APS with any other corporation which would result in the voting securities of APS outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of APS or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that, for purposes of this subparagraph (2), a merger or consolidation effected to implement a recapitalization of the Company or of APS (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or of APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or of APS (excluding any securities acquired by that Person directly from the Company or an Affiliate) shall not result in a Change of Control;

               (3) The shareholders of either the Company or APS approve a sale, transfer or other disposition of all or substantially all of the assets of either the Company or APS to a Person other than the Company or an Affiliate; or

               (4) Individuals who, as of July 31, 1999, constitute the board of directors of the Company (the "Company Incumbent Board") or of APS (the "APS Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the members of the Company or APS board of directors, as the case may be; provided, however, that for purposes of this subparagraph (4), (i)(A) any person becoming a member of the Company board of directors after July 31, 1999 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the members then comprising the Company Incumbent Board will be considered as though such person were a member of the Company Incumbent Board and (B) the Company Incumbent Board shall not include a director whose initial assumption

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          of office as a director was in connection with an actual or threatened election contest relating to the election of directors; and (ii)(A) any person becoming a member of the APS board of directors after July
          31,  1999  whose   election,   or  nomination  for  election  by  APS'
          shareholder(s), was approved by a vote of at least two-thirds (2/3) of the members then comprising the APS Incumbent Board or by the Company, as a majority shareholder of APS, will be considered as though such person were a member of the APS Incumbent Board and (B) the APS Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors.

          For purposes of this Section 11.3(a),

               (A) "Act" shall mean the Securities and Exchange Act of 1934, as amended from time to time.

               (B) "Affiliate" shall mean (i) a corporation other than the Company that is a member of a "controlled group of corporations" (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) or (ii) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that also includes the Company as a member. For purposes of determining whether a transaction or event constitutes a Change of Control within the meaning of this
          Section 13(d), "Affiliate" status shall be determined on the day immediately preceding the date of the transaction or event.

               (C) "APS" shall mean Arizona Public Service Company.

               (D) "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Act, provided that any pledgee of the voting securities of the Company or APS shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.

               (E) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (F) "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity (including a "group" as defined in Section 13(d)(3) of the Act), other than an

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          employee  benefit  plan of the  Company or an  Affiliate  or an entity organized, appointed or established pursuant to the terms of any such benefit plan.

               3. A new Section 11.3(c) is hereby added to the Plan which shall read as follows:

               (c) EFFECTIVE DATE OF A CHANGE IN CONTROL. Notwithstanding any provision to the contrary herein, for purposes of this Plan, a Change in Control shall be deemed to have occurred six (6) months prior to the date on which one (1) or more of the events set forth in Section 11.3(a) occurred.

               4. This Amendment shall be effective as of January 1, 2000.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 7 day of December, 1999.


                                        PINNACE WEST CAPITAL CORPORATION


                                        By Armando Flores
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                                        Its EVP Corp Bus Svcs
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